                                                                    Exhibit 10.6
                                                                    ------------

================================================================================



                             AMENDED AND RESTATED
                               PARENT AGREEMENT


                           Dated as of July 23, 1999

                                     Among

                          BETHLEHEM STEEL CORPORATION

                              THE LTV CORPORATION

                         MATERIAL SCIENCES CORPORATION

                                      And

                          MSC PRE FINISH METALS INC.



================================================================================

                               TABLE OF CONTENTS

                                                                            Page
                                   ARTICLE I

               Definitions...................................................  2

                                  ARTICLE II
                                   Guaranty

SECTION 2.01.  Guaranties....................................................  2
SECTION 2.02.  Absolute Guaranty.............................................  4
SECTION 2.03.  Character of Each Guarantor's Obligation......................  4
SECTION 2.04.  Discharge Only Upon Dissolution and Winding Up of the
               Partnership; Reinstatement In Certain Circumstances...........  6
SECTION 2.05.  Waivers.......................................................  6
SECTION 2.06.  Corporate Changes.............................................  7
SECTION 2.07.  Subrogation...................................................  7
SECTION 2.08.  Limitation....................................................  7

                                  ARTICLE III
                        Representations and Warranties

SECTION 3.01.  By MSC and MSCPFM to LTV......................................  8
SECTION 3.02.  By MSC and MSCPFM to Bethlehem................................ 10
SECTION 3.03.  By Bethlehem to LTV........................................... 10
SECTION 3.04.  Knowledge..................................................... 11

                                  ARTICLE IV
                             Additional Covenants

SECTION 4.01.  MSCPFM's Obligation as Tenant................................. 11
SECTION 4.02.  Dedication of Management...................................... 11
SECTION 4.03.  Marketing Product............................................. 12
SECTION 4.04.  Licenses/Intellectual Property................................ 12
SECTION 4.05.  Other Joint EG Projects....................................... 12
SECTION 4.06.  Independent EG Projects....................................... 12

                                   ARTICLE V
                                 Miscellaneous

SECTION 5.01.  Entire Agreement.............................................. 13
SECTION 5.02.  Modification, Waiver.......................................... 13
SECTION 5.03.  Severability.................................................. 13
SECTION 5.04.  Notices....................................................... 13
SECTION 5.05.  Successors and Assigns........................................ 14
SECTION 5.06.  Governing Law................................................. 15
SECTION 5.07.  Confidentiality............................................... 15
SECTION 5.08.  No Consequential Damages...................................... 15
SECTION 5.09.  Headings...................................................... 16

Schedule 1:    Legal Description of Leased Premises

Schedule 2:    Certain Officers of MSCPFM and MSCWC

Appendix A:    Definitions of Terms and Phrases

                             AMENDED AND RESTATED
                               PARENT AGREEMENT


          THIS AMENDED AND RESTATED PARENT AGREEMENT, dated as of the 23rd day of July, 1999, among BETHLEHEM STEEL CORPORATION, a Delaware corporation ("Bethlehem"), THE LTV CORPORATION, a Delaware corporation ("LTV"), MATERIAL SCIENCES CORPORATION, a Delaware corporation ("MSC"), and MSC PRE FINISH METALS INC., an Illinois corporation and formerly known as Pre Finish Metals Incorporated ("MSCPFM"), (Bethlehem, LTV, MSC and MSCPFM sometimes also referred to individually as a "Guarantor" and collectively or in combination as "Guarantors").

                             W I T N E S S E T H:

          WHEREAS, pursuant to the Original Partnership Agreement, EGL Steel, Inland EG and MSCWC formed a general partnership named "Walbridge Coatings, An Illinois Partnership" under the laws of the State of Illinois for the purpose of owning (or leasing) and operating the EG Facility; and

          WHEREAS, pursuant to the Initial Transfer Agreement and the 1998 Transfer Agreement, EGL Steel purchased Inland EG's entire Partner's Interest in the Partnership so that, after giving effect to such purchase, EGL Steel had a 50% Financial Interest and a 50% Voting Interest in the Partnership; and

          WHEREAS, pursuant to the Purchase Agreement, LTV-W is purchasing a portion of EGL Steel's Partner's Interest so that, after giving effect to such purchase, LTV-W shall have a 16.5% Financial Interest and a 16.5% Voting Interest in the Partnership and EGL Steel shall have a 33.5% Financial Interest and a 33.5% Voting Interest in the Partnership; and

          WHEREAS, on the date hereof, EGL Steel, LTV-W and MSCWC are entering into the Partnership Agreement, Bethlehem and the Partnership are entering into the Bethlehem Coating Agreement, LTV Steel and the Partnership are entering into the LTV Steel Coating Agreement, MSCWC and the Partnership are entering into the MSCWC Coating Agreement, MSCWC and the Partnership are entering into the Operating Agreement and MSCPFM is continuing as the lessee under the MSCPFM Lease; and

          WHEREAS, MSC owns all of the issued and outstanding stock of MSCPFM;
and

          WHEREAS, the Guarantors desire to amend and restate the Original Parent Agreement as provided for herein; and

          WHEREAS, the execution and delivery of this Parent Agreement is made to induce each of the Guarantors to cause their respective subsidiaries (in the case of Bethlehem, EGL Steel; in the case of LTV, LTV-W and LTV Steel; in the case of MSCPFM, MSCWC; and in the case of MSC, MSCPFM and MSCWC; such subsidiaries referred to individually as a "Subsidiary" and collectively or in combination as "Subsidiaries" and EGL Steel, LTV-W and MSCWC also referred to individually as a "Partner" and collectively or in combination as "Partners") to execute and deliver the Definitive Agreements required by the Purchase Agreement to be executed and delivered by each of them;

          NOW, THEREFORE, in consideration of the premises, recitals, and mutual covenants, undertakings and obligations hereinafter set forth or referred to herein, Bethlehem, MSC and MSCPFM hereby amend and restate the Original Parent Agreement to read, and LTV hereby covenants and agrees, as follows:


                                   ARTICLE I

                                  Definitions
                                 ------------

          Capitalized terms used herein and not otherwise defined shall have the meanings assigned thereto in Appendix A (which is attached hereto and incorporated herein by reference), such definitions to be equally applicable to both the singular and the plural forms of the terms defined.


                                  ARTICLE II

                                   Guaranty
                                   ---------

          SECTION 2.01.  Guaranties.  (a)  Guaranty of Bethlehem. Bethlehem, as
                         ----------        ---------------------
direct obligor and not merely as surety, hereby irrevocably and unconditionally guarantees only to the Partnership, each other Guarantor and its Subsidiaries and their respective successors and assigns: (i) the full, timely and complete performance and/or payment when due (including but not limited to principal, premium, interest, fees, expenses, or other payment or obligation) to be performed or paid by EGL Steel (including any Affiliate of EGL Steel to whom any Partner's Interest may be sold, transferred or assigned pursuant to Section
                                                                    -------
13.02 of the Partnership Agreement) pursuant to any of the Definitive Agreements
-----
to which it is a party and pursuant to the Purchase Agreement; and (ii) the payment, upon demand, of all reasonable costs and expenses (including reasonable attorneys' fees and expenses) as shall have been expended or incurred by the Partnership, the other Guarantors or their respective Subsidiaries, in the enforcement of any agreement, obligation or duty to be performed by Bethlehem or EGL Steel pursuant to any of the Definitive Agreements to which Bethlehem or EGL Steel is a party or pursuant to the Purchase Agreement.

          (b)  Guaranty of LTV.  LTV, as direct obligor and not merely as
               ---------------
surety, hereby irrevocably and unconditionally guarantees only to the Partnership, each other Guarantor and its Subsidiaries and their respective successors and assigns: (i) the full, timely and complete performance and/or payment when due (including but not limited to principal, premium, interest, fees, expenses, or other payment or obligation) to be performed or paid by LTV Steel or LTV-W (including any Affiliate of LTV-W to whom any Partner's Interest may be sold, transferred or assigned pursuant to Section 13.02 of the
                                                 -------------
Partnership Agreement) pursuant to any of the Definitive Agreements to which either of them is a party and pursuant to the Purchase Agreement; and (ii) the payment, upon demand, of all reasonable costs and expenses (including reasonable attorneys' fees and expenses) as shall have been expended or incurred by the Partnership, the other Guarantors or their respective Subsidiaries, in the enforcement of any agreement, obligation or duty to be performed by LTV, LTV Steel or LTV-W pursuant to any of the Definitive Agreements to which LTV, LTV Steel or LTV-W is a party or pursuant to the Purchase Agreement.

          (c)  Guaranty of MSC.  MSC, as direct obligor and not merely as
               ---------------
surety, hereby irrevocably and unconditionally guarantees only to the Partnership, each other Guarantor and its Subsidiaries and their respective successors and assigns: (i) the full, timely and complete performance and/or payment when due (including but not limited to principal, premium, interest, fees, expenses, or other payment or obligation) to be performed or paid by MSCPFM or MSCWC (including any Affiliate of MSCWC to whom any Partner's Interest may be sold, transferred or assigned pursuant to Section 13.02 of the
                                                 -------------
Partnership Agreement) pursuant to any of the Definitive Agreements to which either of them is a party and pursuant to the Purchase Agreement; and (ii) the payment, upon demand, of all reasonable costs and expenses (including reasonable attorneys' fees and expenses) as shall have been expended or incurred by the Partnership, the other Guarantors or their respective Subsidiaries, in the enforcement of any agreement, obligation or duty to be performed by MSC, MSCPFM or MSCWC pursuant to any of the Definitive Agreements to which MSC, MSCPFM or MSCWC is a party or pursuant to the Purchase Agreement.

          (d)  Guaranty of MSCPFM.  MSCPFM, as direct obligor and not merely as
               ------------------
surety, hereby irrevocably and unconditionally guarantees only to the Partnership, each other Guarantor and its Subsidiaries and their respective successors and assigns: (i) the full, timely and complete performance and/or payment when due (including but not limited to principal, premium, interest, fees, expenses, or other payment or obligation) to be performed or paid by MSCWC (including any Affiliate of MSCWC to whom any Partner's Interest may be sold, transferred or assigned pursuant to Section 13.02 of the Partnership Agreement) pursuant to any of the Definitive Agreements to which it is a party and pursuant to the Purchase Agreement; and (ii) the payment, upon demand, of all reasonable costs and expenses (including reasonable attorneys' fees and expenses) as shall have been expended or incurred by the Partnership, the other Guarantors or their respective Subsidiaries, in the enforcement of any agreement, obligation or duty to be performed by MSCPFM or MSCWC pursuant to any of the Definitive Agreements to which MSCPFM or MSCWC is a party or pursuant to the Purchase Agreement.

          SECTION 2.02.  Absolute Guaranty.  Each guaranty set forth in Section
                         -----------------
2.01 hereof:

          (a) is a primary and original obligation of the Guarantor making such guaranty;

          (b) is an absolute, unconditional, present, continuing and irrevocable guaranty of performance or payment, as the case may be; and

          (c) is neither conditioned nor contingent upon any attempt to collect from or other action against a Guarantor's respective Subsidiary.

To the fullest extent lawfully possible, each of the respective guaranties shall remain in full force and effect without respect to future changes in conditions, including changes in law.

          SECTION 2.03.  Character of Each Guarantor's Obligation.  The
                         ----------------------------------------
obligations of each Guarantor under Section 2.01 are several and independent and shall be binding upon each respective Guarantor, and its respective successors and assigns, and to the fullest extent lawfully possible, shall not be subject to, reduced, terminated, released, discharged, impaired or otherwise affected by:

          (a) any failure or inability on the part of any party to any Definitive Agreement or the Purchase Agreement to perform or comply with such Definitive Agreement or the Purchase Agreement;

          (b) any invalidity, illegality or unenforceability relating to the formation, existence or performance of any Definitive Agreement or the Purchase Agreement;

          (c) any modification, release, settlement, compromise or limitation of liability of any Subsidiary, for any reason whatsoever, unless such modification, release, settlement, compromise or limitation of liability shall be expressly agreed to in writing by the relevant parties;

          (d) any proceeding which under appropriate law may result in voluntary or involuntary liquidation, dissolution, consolidation, merger, sale or other disposition of all or substantially all of the assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, moratorium, arrangement, composition with creditors or readjustment of, or other similar proceedings affecting, any Guarantor or its respective Subsidiary;

          (e) any waiver, consent, renewal, release, extension, supplement, indulgence or other action or inaction respecting any Definitive Agreement or the Purchase Agreement by any party thereto, unless such waiver, consent, renewal, release, extension, supplement, indulgence or other action or inaction shall be expressly agreed to in writing by the party against whom it is to be effective;

          (f) any claim or right of setoff, counterclaim, recoupment, termination or defense against any Subsidiary with respect to its respective Guarantor, or any act, omission or breach on the part of any Guarantor or any Subsidiary;

          (g) the acceptance of any security or other guaranty or any extension of time for the performance or payment of any obligation;

          (h) any action taken under any Definitive Agreement or the Purchase Agreement in the exercise of any right or power thereby conferred or any failure or omission to take action on the part of any party guaranteed hereunder or on the part of any party to any Definitive Agreement or the Purchase Agreement; or

          (i) any other matter that might be raised in avoidance of, or in defense against, an action to enforce the obligations of each Guarantor hereunder.

          The specific enumeration of the above-mentioned acts, failures or omissions shall not be deemed to exclude any other acts, failures or omissions, though not specified above, it being the purpose and intent of this paragraph that the obligations of each Guarantor, as a guarantor hereunder, shall be absolute and unconditional to the extent herein specified and shall not be discharged, impaired or varied except by the full and complete performance or payment in full of all obligations of such Guarantor's respective Subsidiary under all of the Definitive Agreements and the Purchase Agreement. Each Guarantor independently hereby acknowledges that this Parent Agreement is executed for the benefit of the Partnership, the other Guarantors and their respective Subsidiaries and that the Partnership shall have standing to enforce this Parent Agreement against any Guarantor.

          SECTION 2.04.  Discharge Only Upon Dissolution and Winding Up of the
                         -----------------------------------------------------
Partnership; Reinstatement In Certain Circumstances.  The obligations of each
---------------------------------------------------
Guarantor hereunder shall remain in full force and effect until the later of (i) the completion of dissolution and winding up of the Partnership in accordance with Article XV of the Partnership Agreement and (ii) the termination or expiry of the Operating Agreement and the applicable Coating Agreement. If at any time any payment made to the Partnership under the Partnership Agreement, the Operating Agreement or the applicable Coating Agreement or any payment to any party under the Purchase Agreement is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of a Subsidiary or its Affiliate or otherwise, the obligation of the applicable Guarantor with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

          SECTION 2.05.  Waivers.  To the fullest extent lawfully possible, each
                         -------
Guarantor for its own account hereby unconditionally and irrevocably waives:

          (a) notice of any matter or matters referred to in Section 2.03 hereof;

          (b) notice of any filing of claims with a court in the event of receivership or bankruptcy of any Subsidiary;

          (c) all notices which may be required by statute, rule of law or otherwise to preserve any rights under any of the Definitive Agreements or the Purchase Agreement;

          (d) any right to the enforcement, assertion or exercise of any right, power or remedy conferred in any of the Definitive Agreements or the Purchase Agreement;

          (e) any requirement of diligence on the part of the Partnership, any Guarantor or its respective Affiliates as parties being guaranteed hereunder;

          (f) any defense which may now or hereafter exist by virtue of any statute of limitation, stay, moratorium or similar law; and

          (g) all demands upon the Subsidiary of the respective Guarantor and all other formalities the omission of any of which, or delay in performance of which might, but for the provisions of this paragraph, by rule of law or otherwise, constitute grounds for relieving or discharging such Guarantor in whole or in part from its irrevocable, absolute, and continuing obligation hereunder, it being the intention of each Guarantor that its respective obligations hereunder shall not be discharged except by performance or payment, as the case may be, and then only to the extent of such performance or payment.

          To the fullest extent lawfully possible, (i) each Guarantor, for its own account, hereby waives any and all defenses to which a surety may be entitled, whether at common law, in equity or by statute and (ii) without limiting the generality of the foregoing, each Guarantor, for its own account, consents that, without notice to it and without the necessity for any additional endorsement, consent or guaranty by it, any liability or obligation of its respective Subsidiary guaranteed hereby may, from time to time, be renewed, extended, modified, compromised, released or discharged, and any security held for amounts payable may be exchanged, sold or surrendered, all without impairing or affecting in any way the liability of such Guarantor hereunder.

          SECTION 2.06.  Corporate Changes.  No change in the name, objects,
                         -----------------
capital stock or corporate charter of any Guarantor shall in any way affect such Guarantor's liability hereunder.

          SECTION 2.07.  Subrogation.  Each Guarantor, for its own account,
                         -----------
agrees not to exercise any rights of subrogation which such Guarantor may acquire due to payments made pursuant to the terms hereof until all overdue sums payable by its Subsidiary under all of the Definitive Agreements and the Purchase Agreement have been paid in full.

          SECTION 2.08.  Limitation.  Notwithstanding anything herein to the
                         ----------
contrary, each Guarantor hereby disclaims any liability or responsibility to make any payment or perform any obligation or duty not expressly agreed to or otherwise assumed by each Guarantor or its Subsidiary in the Definitive Agreements or the Purchase Agreement. No Guarantor is hereby guaranteeing any payment required or obligation or duty to be performed under the Definitive Agreements or the Purchase Agreement by any other Guarantor or any Affiliate thereof. This Parent Agreement (including the guaranties made herein) is for the sole benefit of the Guarantors, the Partners and the Partnership and nothing herein shall create any rights in any other person or entity (other than the Partners and the Partnership) as a third party beneficiary of this Parent Agreement; provided,
                                                                    --------
however, that each Partner is hereby authorized to enforce the rights of the
-------
Partnership as a beneficiary of this Parent Agreement.

                                  ARTICLE III

                        Representations and Warranties
                        ------------------------------


          SECTION 3.01.  By MSC and MSCPFM to LTV.  MSC and MSCPFM hereby
                         ------------------------
jointly and severally represent and warrant to LTV as follows:

          (a)  Power and Authority.  MSCPFM (a) is a corporation duly
               -------------------
     incorporated, validly existing and in good standing under the laws of the state of its incorporation; (b) is duly qualified to transact business in all jurisdictions where such qualification is required; and (c) has the corporate power and authority to (i) own, lease and operate its properties and carry on its business (including, without limitation, all aspects of this Parent Agreement and the MSCPFM Lease); (ii) execute and deliver this Parent Agreement and the Purchase Agreement; and (iii) perform and observe the terms and conditions of this Parent Agreement, the Purchase Agreement and the MSCPFM Lease.

          (b)  Due Authorization.  MSCPFM has taken all requisite corporate
               -----------------
     action to authorize the execution and delivery of this Parent Agreement and the Purchase Agreement and observance of the terms and conditions hereof. This Parent Agreement and the Purchase Agreement have been duly authorized, executed and delivered by MSCPFM and constitute the legal, valid and binding obligations of MSCPFM, enforceable in accordance with their respective terms, assuming the due execution and delivery of this Parent Agreement and the Purchase Agreement by the other parties thereto.

          (c)  No Violations.  Neither the execution or delivery of this Parent
               -------------
     Agreement and the Purchase Agreement, nor the consummation of the transactions contemplated thereunder will (i) violate any provisions of the Articles of Incorporation or By-laws of MSCPFM, (ii) violate, result in the termination of, or constitute a default under the terms of, any mortgage, bond, indenture, agreement, lease or other instrument or obligation to which MSCPFM is a party or by which the properties or assets of MSCPFM may be bound, in each case which would materially and adversely affect the ability of MSCPFM to perform its obligations under this Parent Agreement and the MSCPFM Lease, (iii) result in the creation of any lien, charge or encumbrance upon any of MSCPFM's properties pursuant to the terms of any such mortgage, bond, indenture, agreement, lease or other instrument or obligation, in each case which would materially and adversely affect the ability of MSCPFM to perform its obligations under this Parent Agreement and the MSCPFM Lease, (iv) violate any judgment, order, injunction, decree, or award of any court, administrative agency or governmental body against, or binding upon, MSCPFM or upon its respective businesses or properties, or (v) to the knowledge of MSC and MSCPFM, constitute a violation by MSCPFM of any law or regulation of any jurisdiction insofar as such law or regulation relates to MSCPFM or to its respective businesses or properties.

          (d)  EG Facility.  (i)  MSCPFM is the lessee pursuant to the terms and
               -----------
     provisions of the MSCPFM Lease which creates and grants to MSCPFM a leasehold estate in and to the real estate (the legal description of which is attached hereto as Schedule 1), including all buildings and related improvements, comprising the EG Facility. As of the date hereof, the MSCPFM Lease is a valid and binding agreement and remains in full force and effect and all activities carried on at the EG Facility are in substantial compliance with the MSCPFM Lease. MSCPFM has heretofore delivered to Bethlehem a true, correct and complete copy of the MSCPFM Lease. MSCPFM is not in material uncured default of any material term or provision of the MSCPFM Lease and no condition exists which, with the passage of time or the delivery of notice, would constitute a material uncured default under any material provision of the MSCPFM Lease. MSCPFM has all requisite corporate authority to sublet the premises subject to the MSCPFM Lease, pursuant to the Sublease.

          (e)  Governmental Proceedings.  During the nine year period preceding
               ------------------------
     the date of this Parent Agreement, no notice from any governmental body has been served upon, or threatened in a written notice from a governmental body to be served upon, the Partnership, MSC, MSCPFM or MSCWC claiming any violation of any law or any building, zoning or other ordinance, code or regulation by the EG Facility, which could have a material adverse effect on the operation of the EG Facility and which has not been substantially complied with and satisfied.

          (f)  Easements.  The EG Facility includes all easements and rights for
               ---------
     utility service, roadways, railroad spurs and other means of ingress and egress necessary to conduct the operation of the EG Facility as currently conducted.

          (g)  Intellectual Property.  The Partnership owns, is a party to
               ---------------------
     license agreements or possesses other rights to use all material patents, processes, inventions, trade secrets, copyrights, know-how, software or other proprietary information (collectively, "Intellectual Property") necessary to conduct the business of the EG Facility as currently conducted that was furnished to the Partnership by or through MSC or any of its Subsidiaries and Affiliates or jointly furnished by or through MSC or any of its Subsidiaries and Affiliates and Bethlehem or any of its Subsidiaries or Affiliates, except that no representation is made with respect to MSCPFM's proprietary processes for Other Services.

          (h)  Contracts.  The Partnership (either directly or through the
               ---------
     Operator) is a party to all material contracts, agreements, leases and licenses (other than licenses of Intellectual Property) necessary to conduct the business of the EG Facility as currently conducted.

          (i)  Consents, Etc.  No authorization, consent, approval, license,
               -------------
     exemption of or filing or registration with any governmental department or agency is or will be required to be obtained by MSCPFM for the execution and delivery of this Parent Agreement or the Purchase Agreement by MSCPFM.

          SECTION 3.02.  By MSC and MSCPFM to Bethlehem.  MSC and MSCPFM hereby
                         ------------------------------
represent and warrant to Bethlehem that the representations and warranties of MSC and MSCPFM set forth in Article V of the Original Parent Agreement were true
                            ---------
and correct in all material respects as of the date of the Original Parent Agreement.

          SECTION 3.03.  By Bethlehem to LTV.  Bethlehem hereby represents and
                         -------------------
warrants to LTV that the Partnership owns, is a party to license agreements or possesses other rights to use all Intellectual Property necessary to conduct the business of the EG Facility as currently conducted that was furnished to the Partnership by or through Bethlehem or any of its Subsidiaries and Affiliates or jointly furnished by or through Bethlehem or any of its Subsidiaries and Affiliates and MSC or any of its Subsidiaries or Affiliates.

          SECTION 3.04.  Knowledge.  In this Article III, the word "knowledge"
                         ---------
or any similar qualification refers, in the case of MSC and MSCPFM, to the actual knowledge of any Vice President or more senior officer of MSC, any of the persons listed on the attached Schedule 1 or any MSCWC designee to the Management Committee.


                                  ARTICLE IV

                             Additional Covenants
                             ---------------------

          SECTION 4.01.  MSCPFM's Obligation as Tenant.  For as long as MSCPFM
                         -----------------------------
continues to hold its present leasehold interest in the EG Facility pursuant to the MSCPFM Lease, MSCPFM agrees to observe, or cause MSCWC to observe on its behalf, all material terms and conditions of the MSCPFM Lease in a timely manner, including, without limitation the timely payment of all rent, taxes and assessments, the due performance of all material maintenance and repairs, the maintenance of the amounts and types of insurance coverage required by the MSCPFM Lease (which coverage shall be no less than that customarily carried, in the reasonable opinion of MSCPFM, by other companies owning similar properties) and the full and timely performance of all material agreements, obligations and duties imposed upon it by the MSCPFM Lease; and, except as permitted by the MSCPFM Lease, MSCPFM shall not do or suffer any act which would cause the imposition of any lien or other encumbrance upon the EG Facility. MSCPFM shall promptly provide to each of the other Guarantors a copy of each notice of default or event of default received by MSCPFM under the MSCPFM Lease. MSCPFM shall timely elect to extend the MSCPFM Lease to a date not earlier than December 31, 2004 and enter into a letter agreement with the Partnership to extend the Sublease pursuant to its terms for the period from January 1, 2002 to December 31, 2004, a copy of which shall be delivered to CPA/CPA2.

          SECTION 4.02.  Dedication of Management.  MSCPFM agrees to dedicate,
                         ------------------------
or cause to be dedicated, sufficient management personnel of MSCPFM and MSCWC to assure the performance of MSCPFM's and MSCWC's duties under the Definitive Agreements.

          SECTION 4.03.  Marketing Product.  Subject to Section 5.05 of the
                         -----------------
applicable Coating Agreements, Bethlehem, LTV, and MSC each agree to market and sell (or cause their respective Affiliates to market and sell) independently such types of products as are produced by the Partnership in accordance with the Definitive Agreements, at prices to be independently determined by each of them.

          SECTION 4.04.  Licenses/Intellectual Property.  Any and all right,
                         ------------------------------
title and interest (including licenses) in or to all Intellectual Property previously acquired from ARUS Andritz Ruthner, Inc., a Delaware corporation, for the use of the Partnership at the EG Facility has previously been irrevocably transferred and assigned to the Partnership. MSC and MSCPFM agree (a) to cause MSCWC to continue to grant to the Partnership an irrevocable, royalty free, non-exclusive license for the Term and to disclose to the Partnership, upon demand therefor by the Partnership from time to time, all other Intellectual Property owned by MSCWC or any of its Affiliates (or licensed to, and capable of being sublicensed by, any of them) relating to the business and operations contemplated by the Definitive Agreements (other than the name "MSC Walbridge Coatings" and the Intellectual Property of MSC or any of its Affiliates relating to Other Services); and (b) not to take any action or engage in any transaction which makes MSCPFM's ability to perform this Section dependent upon the consent or approval of any outside parties. All parties acknowledge that the Intellectual Property of MSC Laminates and Composites Inc., a Delaware corporation and wholly-owned subsidiary of MSC, relating to its laminates and composites products and processes is an example of Intellectual Property of MSC or any of its Affiliates that does not relate to the business and operations contemplated by the Definitive Agreements.

          SECTION 4.05.  Other Joint EG Projects.  Should Bethlehem and LTV (or
                         -----------------------
their respective Affiliates) participate together in the construction and operation of another EG coating line, other than an EG coating line which is located adjacent to one of their steel mills, and if MSCWC is not then participating in another EG coating line with any integrated steel producer other than Bethlehem or LTV, then Bethlehem and LTV agree to offer MSCWC the opportunity to be involved in such project and will negotiate in good faith MSCWC's possible involvement in such project.

          SECTION 4.06.  Independent EG Projects.  Should either Bethlehem or
                         -----------------------
one of its Affiliates or LTV or one of its Affiliates choose to construct and operate another EG coating line independently of each other, then such Guarantor will give MSCWC a reasonable opportunity to present a proposal to it for MSCWC to be involved in such project.

                                   ARTICLE V

                                 Miscellaneous
                                 --------------

          SECTION 5.01.  Entire Agreement.  The Purchase Agreement, this Parent
                         ----------------
Agreement and the other Definitive Agreements executed contemporaneously herewith constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all prior oral and written discussions and understandings, with respect to the transactions contemplated hereby, including but not limited to the Original Parent Agreement and the 1998 Extension Agreement; provided, however, that nothing herein shall supersede any
                     --------  -------
agreements or undertakings heretofore set forth in the minutes of proceedings of the Management Committee that are not superseded in effect by this Parent Agreement, such other Definitive Agreements or the Purchase Agreement; and provided, further, that no such agreements or understandings heretofore set
--------  -------
forth in the minutes of proceedings of the Management Committee shall be applicable to or binding on LTV or its Subsidiaries or Affiliates.

          SECTION 5.02.  Modification, Waiver.  Neither this Parent Agreement
                         --------------------
nor any provision hereof may be changed, waived, discharged or terminated verbally, but only by an agreement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. Any waiver of any breach of any provision of this Parent Agreement shall not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself, or a waiver of any other rights under this Parent Agreement.

          SECTION 5.03.  Severability.  If any provision of this Parent
                         ------------
Agreement or the application of any provision hereof to any party or set of circumstances is held invalid, the remainder of this Parent Agreement and the application of such provision to the other party or set of circumstances shall not be affected, unless such invalidity would result in such a material change as to cause performance of the remaining obligations to be unreasonable, in which case the parties hereto shall negotiate in good faith to amend this Parent Agreement and the other Definitive Agreements (a) to take into account such material change in a manner that is fair and equitable to all parties hereto or thereto and (b) to achieve the purposes set forth in Article II of the Partnership Agreement.

          SECTION 5.04.  Notices.  Any notice, consent, request, report, or
                         -------
other document required or permitted under the terms of this Parent Agreement shall be in writing and shall be effective (a) when personally delivered on a business day during normal business hours to the party to be given such notice at the address designated by it for such delivery below or (b) on the business day following the day such notice shall have been sent by telecopier or similar electronic device (providing confirmation of transmission) or by reputable overnight courier (providing proof of delivery) sent to such address, whichever shall first occur. Until otherwise specified by notice, the addresses for such notice shall be:

         (i)  To Bethlehem:

               Bethlehem Steel Corporation
               Room 2036, Martin Tower
               1170 Eighth Avenue
               Bethlehem, PA 18016
               Attn:  Mr. David M. Beckwith, Counsel
               Telecopier Number:  (215) 694-7086


       (ii)   To LTV:

               The LTV Corporation
               200 Public Square
               Cleveland, OH 44114
               Attn:  General Counsel
               Telecopier Number:  (212) 622-5688


       (iii)  To MSCPFM or MSC:

               Material Sciences Corporation
               2200 Pratt Boulevard
               Elk Grove Village, IL 60007
               Attn:  Chief Financial Officer
               Telecopier Number:  (847) 718-8643

provided, however, that any Guarantor may change the address to which notices
--------  -------
and other communications to it shall be sent by giving to the other Guarantors written notice of such change, in which case notices and other communications to the Guarantor giving the notice of the change of address shall not be deemed to have been sufficiently given or delivered unless addressed to it at the new address as stated in said notice.

          SECTION 5.05.  Successors and Assigns.  This Parent Agreement shall
                         -----------------------
inure to the benefit of, and be binding upon, the successors and assigns of the respective Guarantors. Without limiting the generality of the foregoing, each Guarantor agrees that it will not directly or indirectly sell, lease, transfer or otherwise dispose of all or any substantial part of its assets to any Affiliate, unless such Affiliate becomes jointly and severally liable under this Parent Agreement.

          SECTION 5.06.  Governing Law.  This Parent Agreement shall be governed
                         -------------
by and construed in accordance with the laws of the State of Illinois.

          SECTION 5.07.  Confidentiality.  Each Guarantor shall keep strictly
                         ---------------
confidential and not disclose (and cause its Subsidiary or Subsidiaries, as applicable, and Affiliates to keep confidential and not disclose) to any third party (other than its Subsidiary and Affiliates), or use in the business of such Guarantor (or its Subsidiary and Affiliates) to the detriment of the disclosing Guarantor or the Partnership, any information disclosed to the Partnership, such Guarantor or its Subsidiary or Subsidiaries, as applicable, and Affiliates by any other Guarantor, the business of the Partnership and the particulars thereof, or any other information set forth in this Parent Agreement or any other written agreements or documents concerning the Partnership or the EG Facility, except for:

          (a) information as to which the disclosing Guarantor gives prior written consent to disclose;

          (b) information which is or becomes otherwise known to the receiving Guarantor or publicly available, without breach of any obligation of secrecy to the disclosing Guarantor;

          (c) information which is inadvertently disclosed notwithstanding the receiving Guarantor's exercise of the same degree of care as is used in protecting the receiving Guarantor's own confidential information;

          (d) information used or disclosed in order to comply with applicable law, including applicable securities laws;

          (e) information used or disclosed after five years from the date of initial disclosure to the receiving Guarantor, or such later date as is provided in a written agreement among the Guarantors; and

          (f) information required to be disclosed to the lenders or independent certified public accountants of the receiving Guarantor or its Affiliates or to securities rating agencies.

          SECTION 5.08.  No Consequential Damages.  The liability of each
                         ------------------------
Guarantor to the Partnership, the other Guarantors, their Subsidiaries and their respective successors and assigns for any loss, damage or injury of any nature or kind resulting from the breach of such Guarantor's covenants herein or from the participation of such Guarantor's Subsidiary as a Partner in the Partnership shall not include any amounts in respect of indirect or consequential damages or commercial loss, damage or injury, such as loss of profits or production.

          SECTION 5.09.  Headings.  The headings of all articles, sections and
                         --------
subsections in this Parent Agreement are included herein for convenience of reference only and shall not constitute a part of this Parent Agreement for any other purpose.

          IN WITNESS WHEREOF, Bethlehem, LTV, MSC and MSCPFM have caused this Parent Agreement to be executed and delivered by their respective duly authorized officers, all as of the day and year first above written.


                         BETHLEHEM STEEL CORPORATION


                         By:_____________________________
                              Name:
                              Title:


                         THE LTV CORPORATION


                         By:_______________________________
                              Name:
                              Title:


                         MATERIAL SCIENCES CORPORATION


                         By:_______________________________
                              Name:  James J. Waclawik, Sr.
                              Title: Vice President, Chief
                                      Financial Officer
                                      and Secretary


                         MSC PRE FINISH METALS INC.


                         By:_______________________________
                              Name:
                              Title:

                                  Schedule 1:
                                 -----------
                     Legal Description of Leased Premises
                     ------------------------------------

                                  Schedule 2:
                                  ----------
                     Certain Officers of MSCPFM and MSCWC
                     ------------------------------------


Gerald G. Nadig
Chairman and
Chief Executive Officer of MSCPFM


Thomas E. Moore
Executive Vice President and
Chief Operating Officer of MSCPFM


James J. Waclawik, Sr.
Vice President, Chief Financial Officer
and Secretary of MSCPFM


Edward A. Williams
Group Vice President and
General Manager of MSCWC

Allen M. Bishop
Controller of MSCWC

                                  APPENDIX A

                                    TO THE

                               PARENT AGREEMENT,

                            PARTNERSHIP AGREEMENT,

                            OPERATING AGREEMENT AND

                              COATING AGREEMENTS


                       Definitions of Terms and Phrases
                       --------------------------------


     The following terms and phrases shall have the following definitions when capitalized in each of the Parent Agreement, the Partnership Agreement, the Operating Agreement, and the Coating Agreements unless the context shall otherwise require:

          "Affiliate" shall mean, with respect to any specified person, a person (as defined in Section 2(2) of the Securities Act of 1933, as amended) that directly, or indirectly through one or more intermediaries, Controls or in Controlled By, or is Under Common Control With, the person specified.

          "Allocated Fixed Costs" shall have the meaning set forth in Section
                                                                      -------
5.02 of the Coating Agreements.
----

          "Appraised Partnership Interest Dissolution Value" shall have the meaning set forth in Section 15.06 of the Partnership Agreement.
                     -------------

          "Bethlehem" shall mean Bethlehem Steel Corporation, a Delaware corporation.

          "Bethlehem Coating Agreement" shall mean that certain Amended and Restated Coating Agreement dated as of July 23, 1999 by and between the Partnership and Bethlehem as amended from time to time in accordance with its terms.

          "Coating Agreement" shall mean: (a) individually, the Bethlehem Coating Agreement, the LTV Steel Coating Agreement or the MSCWC Coating Agreement, as amended from time to time in accordance with the terms thereof, and (b) collectively, all of such agreements.

          "Coating Fee" shall mean the various fees charged by the Partnership for performing coating services pursuant to the Coating Agreements.

          "Coating Weight" shall mean the amount of zinc ordered to be applied by the EG process to the steel substrate, expressed in grams per square meter of coated substrate surface area.

          "Code" shall mean the Internal Revenue Code of 1986, as amended.

          "Commercially Saleable" shall mean with respect to coating services such coated sheet metal as is capable of being marketed and sold as a prime product (satisfying the Coating Weight and other specifications ordered) at the then current market price for such prime product.

          "Control" (including the terms "Controlling," "Controlled By" and "Under Common Control With") shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person (as defined in Section 2(2) of the Securities Act of 1933, as amended),
                      ------------
whether through the ownership of voting securities, by contract, or otherwise.

          "Definitive Agreements" shall mean the Parent Agreement, the Partnership Agreement, the Operating Agreement and the Coating Agreements.

          "Design Capacity" shall mean the capacity of the EG Facility to produce *** Tons, net of all Yield Loss, of Reference Strip annually, subject to adjustment pursuant to Section 5.03 of the Operating Agreement, and with respect
                       ------------
to any other unit of time shall mean the pro rata amount based on such annual rate.

          "EG" shall mean electroplating, which is the process of applying zinc or alloy coatings to sheet steel by an electrolytic plating process.

          "EG Facility" shall mean the entire coil coating facility located at 30610 East Broadway, Walbridge, Ohio 43465, together with all fixtures, furnishings, machinery, equipment and improvements located at such facility.

          "EGL Steel" shall mean EGL Steel, Inc., a Delaware corporation.

          "EG Product" shall mean electroplated steel coils produced at the EG Facility.

          "EG Services" shall mean all services rendered in connection with the production of EG Product.

          "Financial Interest" shall mean, with respect to any Partner, such Partner's percentage financial interest in the Partnership as set forth opposite the Partner's name indicated below:

Partner                            Financial Interest
-------                            ------------------

EGL Steel                               33.5%
LTV-W                                   16.5%
MSCWC                                   50.0%

          "Firm Order" shall mean an order placed by a Primary Purchaser or by MSCWC for coating services pursuant to Section 4.01(a) of the relevant Coating
                                       ---------------
Agreement.

          "Fiscal Quarter" shall mean each of the periods of three calendar months ended on the last day of May, August, November and February of each Fiscal Year.

          "Fiscal Year" shall mean the period commencing on the first day of March of each calendar year and ending on the last day of February of the next successive calendar year.

          "Force Majeure" shall mean any cause or causes beyond the control of, and without fault or negligence of, the entity asserting a claim of Force Majeure, including but not limited to any acts of God, strikes, lockouts or other labor disputes or industrial disturbances, acts of the public enemy, wars, blockades, insurrections, riots, epidemics, landslides, lightning, earthquakes, fires, hurricanes, tornadoes, other storms, floods, washouts or other acts of nature, civil disturbances, explosions, temporary or permanent failure of electrical supply, acts, directives or binding orders of any court or governmental authority or persons purporting to act therefor and such orders or regulations of governmental bodies or agencies asserting jurisdiction as would materially inhibit or prohibit the entity from performing under the Definitive Agreements or would require such entity to accept a condition reasonably unacceptable to it, so long as such occurred without the fault or negligence of such entity.

          "Forecast Period" shall have the meaning set forth in Section 4.01 of
                                                                ------------
the Coating Agreements.

          "Guarantor" shall mean: (a) with respect to EGL Steel, Bethlehem; (b) with respect to LTV-W and LTV Steel, LTV; (c) with respect to MSCWC, MSCPFM and MSC; and (d) with respect to MSCPFM, MSC.

          "Initial Transfer Agreement" shall mean the Transfer Agreement dated as of May 29, 1991, among Ispat Inland, Inland, Inland EG, Bethlehem and EGL Steel, as amended April 23, 1992 and June 5, 1992.

          "Inland" shall mean Inland Steel Company, a Delaware corporation (which has been merged into Ispat Inland).

          "Inland EG" shall mean Inland Steel Electrogalvanizing Corporation, a Delaware corporation.

          "Inland Option Tons" shall mean the coating services which Ispat Inland may require the Partnership to perform pursuant to Section 3.2 of the
                                                          -----------
Inland Tolling Agreement.

          "Inland Tolling Agreement" shall mean that certain Tolling Agreement dated as of June 30, 1998 entered into by and between Ispat Inland (as successor to Inland) and the Partnership.

          "Insurance Costs" shall mean all costs of the insurance coverages required to be maintained pursuant to Section 3.08 of the Operating Agreement or
                                      ------------
otherwise maintained with the approval of the Partnership, including premiums, the cost of maintaining any records required by such insurance coverages, and the amount of any casualty losses incurred which are not reimbursed under such insurance coverages due to deductible or co-insurance requirements. Insurance Costs shall also include the costs of any self-insurance program approved by the Partnership for the EG Facility or its operations, including all costs associated with administering such program as well as all losses incurred thereunder.

          "Intellectual Property" shall have the meaning given to such term in
Section 3.01(g) of the Parent Agreement.
---------------

          "Ispat Inland" shall mean Ispat Inland Inc., a Delaware corporation (formerly known as Inland Steel Industries, Inc.).

          "LTV" shall mean The LTV Corporation, a Delaware corporation.

          "LTV Steel" shall mean LTV Steel Company, Inc., a New Jersey corporation and a wholly-owned subsidiary of LTV.

          "LTV Steel Coating Agreement" shall mean that certain Coating Agreement dated as of July 23, 1999 by and between the Partnership and LTV Steel, as amended from time to time in accordance with its terms.

          "LTV-W" shall mean LTV-Walbridge, Inc., a Delaware corporation and a wholly-owned subsidiary of LTV Steel.

          "Major Loss" shall mean substantial damage or destruction by fire or other casualty of the EG Facility or any portion thereof, or the taking, requisitioning or sale of the use, occupancy or title to the EG Facility or any substantial portion thereof in, by or on account of any actual or threatened eminent domain proceeding or other action by any person or entity having the power of eminent domain.

          "Management Committee" shall mean the management committee of the Partnership established by Article VIII of the Partnership Agreement.
                           ------------

          "MSC" shall mean Material Sciences Corporation, a Delaware corporation.

          "MSCPFM" shall mean MSC Pre Finish Metals Inc., an Illinois corporation (formerly known as Pre Finish Metals Incorporated) and a wholly-owned subsidiary of MSC.

          "MSCPFM Lease" shall mean that certain lease dated as of December 1, 1980 by and between MSCPFM and Corporate Property Associates/Corporate Property Associates 2, as amended.

          "MSCWC" shall mean MSC Walbridge Coatings Inc., a Delaware corporation (formerly known as Pre Finish Metals (EG) Incorporated) and a wholly-owned subsidiary of MSCPFM.

          "MSCWC Coating Agreement" shall mean that certain Coating Agreement dated as of July 23, 1999 by and between the Partnership and MSCWC, as amended from time to time in accordance with its terms.

          "Net Fair Market Value" shall mean the following:

          (a) In the case of a Partner's Interest, the fair market value of the assets and interests being valued, less any liabilities associated therewith (determined in accordance with generally accepted accounting principles), on a going concern basis and assuming a willing buyer and a willing seller, neither of whom is under any compulsion to buy or sell and each of whom has equal access to all pertinent facts, all as determined by appraisal under Section 13.05 of the Partnership Agreement, or
                     -------------

          (b) In the case of the EG Facility, the fair market value of the assets thereof, less any liabilities associated therewith (determined in accordance with generally accepted accounting principles) which are assumed by the purchaser in accordance with the governing instruments thereof or with the consent of the persons or entities to whom the obligation is owed, on a going concern basis and assuming a willing buyer and a willing seller, neither of whom is under any compulsion to buy or sell and each of whom has equal access to all pertinent facts, all as determined by appraisal under
     Section 15.04 of the Partnership Agreement.
     -------------

          "1998 Extension Agreement" shall mean that certain 1998 Extension Agreement dated as of December 31, 1998 entered into by and among EGL Steel, Bethlehem, MSCWC, MSCPFM and MSC.

          "1998 Transfer Agreement" shall mean the Transfer Agreement dated as of June 30, 1998 among Ispat Inland, Inland, Inland EG, Bethlehem and EGL Steel.

          "Operating Agreement" shall mean that certain Amended and Restated Operating Agreement dated as of July 23, 1999 by and between the Partnership and MSCWC, as amended from time to time in accordance with its terms.

          "Operating Partner" shall mean MSCWC, its successor or assign.

          "Operator" shall mean MSCWC, its successor or assign, as Operating Partner under the Operating Agreement.

          "Operator's Fee" shall mean the various fees charged by Operator for rendering services to the Partnership pursuant to the Operating Agreement.

          "Organic Coating" shall mean any organic (non-metal) coating on sheet metal, including Zincrometal(R).

          "Original Coating Agreement" shall mean that certain Coating Agreement dated as of October 15, 1984 by and between the Partnership and Bethlehem, as amended up to the date immediately prior to the execution and delivery of the Bethlehem Coating Agreement.

          "Original Operating Agreement" shall mean that certain Operating Agreement dated as of October 15, 1984 by and between the Partnership and MSCWC, as amended up to the date immediately prior to the execution and delivery of the Operating Agreement.

          "Original Parent Agreement" shall mean that certain Parent Agreement dated as of October 15, 1984 by and among Bethlehem, Inland, Ispat Inland, MSCPFM and MSC, as amended up to the date immediately prior to the execution and delivery of the Parent Agreement.

          "Original Partnership Agreement" shall mean that certain Partnership Agreement dated as of August 30, 1984 by and among EGL Steel, Inland EG and MSCWC, as amended up to the date immediately prior to the execution and delivery of the Partnership Agreement.

          "Other Services" shall mean all services (including any Organic Coating services) rendered by the Partnership, but excluding EG Services.

          "Parent Agreement" shall mean the Amended and Restated Parent Agreement dated as of July 23, 1999 by and among each of Bethlehem, LTV, MSCPFM and MSC, as amended from time to time in accordance with its terms.

          "Partner" or "Partners" shall mean a general partner or partners of the Partnership and shall include each of EGL Steel, LTV-W and MSCWC and their respective successors and assigns as Partners who become such in a manner consistent with Article XIII of the Partnership Agreement.
                ------------

          "Partner's Account" shall mean, in respect of any Partner, the account maintained for such Partner in accordance with Section 9.03 of the Partnership
                                               ------------
Agreement.

          "Partner's Interest" shall mean, with respect to each Partner, (i) such Partner's general partner interest in the Partnership (including all its advances to, and any other claims against, the Partnership) and (ii) the interest, if any, of such Partner or any Affiliate of such Partner in the Parent Agreement, the Partnership Agreement, the Operating Agreement and the Coating Agreements.

          "Partnership" shall mean Walbridge Coatings, An Illinois Partnership, continued and governed by the Partnership Agreement.

          "Partnership Agreement" shall mean that certain Amended and Restated Partnership Agreement dated as of July 23, 1999 by and among EGL Steel, LTV-W and MSCWC, as amended from time to time in accordance with its terms.

          "Primary Purchaser" shall mean: (a) individually, either of Bethlehem or LTV Steel and (b) collectively, both of them.

          "Prime Commercial Paper" shall mean commercial paper which is rated P-1 by Moody's Investors Services, Inc., or A-1 by Standard and Poor's Corporation, having a remaining term until maturity of not more than one year.

          "Production Forecast" shall mean the forecast described in Section
                                                                     -------
4.01 of each Coating Agreement.
----

          "Production Schedule" shall mean the schedule described in Section
                                                                     -------
4.01(b) of the Operating Agreement.
-------

          "Production Time" shall mean the time, as determined by Operator, available for the production of EG Product or the rendering of Other Services in accordance with the Operating Agreement and the Inland Tolling Agreement during which the EG Facility is not shut down for testing, for transition to ZnNi production or back to pure zinc production, for other scheduled or estimated unscheduled downtime, for maintenance or repairs, for the making of capital improvements, for national holidays, or due to Force Majeure.

          "Purchase Agreement" shall mean the Purchase Agreement dated as of July 23, 1999 among LTV-W, LTV, EGL Steel, Bethlehem, MSCWC and MSC.

          "Purchaser" shall mean (a) with respect to the LTV Steel Coating Agreement, LTV Steel, (b) with respect to the Bethlehem Coating Agreement, Bethlehem and (c) with respect to the MSCWC Coating Agreement, MSCWC.

          "Reference Strip" shall mean a *** wide,***-inch minimum thickness steel coil to which a minimum Coating Weight of *** grams of zinc per square meter has been applied on one side only by the EG process.

          "Reporting Period" shall mean a calendar month.

          "S, G & A Expenses" shall mean all expenses of Operator or its Affiliates for administrative support of the EG Facility and its operations.

          "Standard Capacity" shall mean for any EG Product the product of (a) the Width Capacity for such EG Product times (b) the quotient of the specified thickness of the processed steel substrate divided by *** times (c) the quotient of *** divided by the Coating Weight applied to the processed steel substrate.

          "Standard Costs" shall mean the standard costs developed by the Partnership and the Operating Partner as specified in Section 6.4 of the
                                                      -----------
Original Operating Agreement.

          "Standard Ton Factor" shall mean for any EG Product the quotient of ***, divided by the Standard Capacity for such EG Product. Accordingly, the Standard Ton Factor for Reference Strip shall be one (1).

          "Standard Tons" shall mean a Ton of Reference Strip, subject to
Section 5.05 of the Operating Agreement and Section 5.04 of the Coating
------------                                ------------
Agreements.

          "Sublease" shall mean the Sublease dated as of May 30, 1986, as amended, between MSCPFM and the Partnership.

          "Subsidiary" shall mean (i) with respect to Bethlehem, EGL Steel; (ii) with respect to LTV, LTV-W or LTV Steel; (iii) with respect to LTV Steel, LTV-W;
(iv) with respect to MSC, MSCPFM or MSCWC; and (iv) with respect to MSCPFM, MSCWC.

          "Taxes" shall mean all taxes (except income taxes) paid or incurred by Operator in the operation of the EG Facility and of a type in existence as of this date hereof, such taxes to include, but not be limited to, all real estate and personal property taxes and assessments on the EG Facility or the equipment, supplies or inventories contained therein, all sales and use taxes, and all governmental franchises, licenses and permits; provided, however, that if any other taxes are
                                  --------  -------
enacted after the date hereof, such taxes shall also be included in the terms "Taxes" to the extent appropriate to do so in accordance with the provisions of
Article II of the Partnership Agreement.
----------

          "Technical Representative" shall mean the person designated by Operator and each Partner (other than the Operating Partner) from time to time to represent such party in connection with any of the matters specified as being the responsibility of the Technical Representatives.

          "Term" shall have the meaning set forth in Section 5.01 of the
                                                     ------------
Partnership Agreement.

          "Termination Notice" shall have the meaning set forth in Section 5.01
                                                                   ------------
of the Partnership Agreement.

          "Ton" shall mean an avoirdupois unit of two thousand pounds.

          "Voting Interest" shall mean, with respect to any Partner, such Partner's percentage voting interest in the Partnership as set forth opposite the Partner's name below:

Partner                       Voting Interest
-------                       ----------------

EGL Steel                          33.5%
LTV-W                              16.5%
MSCWC                              50.0%

The Voting Interest of any Partner shall be adjusted only to reflect a transfer of its Partner's Interest under the Partnership Agreement in accordance with the provisions of Article XIII thereof.
              ------------

          "Width Capacity" shall mean the theoretical annual capacity in Tons of the EG Facility to produce EG Product having a given width, assuming (1) *** inch specified thickness steel substrate, (2) a Coating Weight of *** grams of pure zinc per square meter of coated substrate surface area (on one side), (3) *** hours per year of Production Time and (4) *** Yield Loss and no defective steel substrate, all as determined in the reasonable judgment of the Technical Representatives.

          "Yield Loss" shall mean steel substrate scrap losses and rejections of EG Product caused by quality failures in the operation of the EG Facility and shall be calculated based on the difference between the weight of the substrate delivered to the EG Facility and the weight of the EG Product shipped from the EG Facility. Such term shall not include losses or rejections caused by any defective steel substrate which (a) is rejected by Operator prior to being processed as being unfit or unsuitable for coating or processing (other than due to improper handling by Operator) or (b) was included in EG Product but was the primary cause for rejection of the EG Product. Responsibility for rejected EG Product shall be determined by agreement of the Technical Representatives of Operator and the Partner whose Affiliate supplied the steel substrate.

          "Zincrometal(R)" is a registered trademark (United States Registration Number 839,031) for a coated steel previously used extensively for the manufacture of automobiles because of its corrosion resistance properties.

          "ZnNi" shall mean zinc-nickel alloy coatings.